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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  June 7, 2002

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                               SMART & FINAL INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                    001-10811               95-4079584
     (State of Incorporation)    (Commission File Number)     (I.R.S. Employer
                                                             Identification No.)

                       600 Citadel Drive
                 City of Commerce, California                      90040
           (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (323) 869-7500

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Item 4.  Changes in Registrant's Certifying Accountant.

       On June 7, 2002, the Board of Directors of Smart & Final Inc. (the "Company"), acting on the recommendation of the Audit Committee of the Board of Directors, approved a change in the Company's independent accountants. Accordingly, the engagement of Arthur Andersen LLP ("Andersen") in that role was ended and the Company will retain Ernst & Young LLP ("E&Y") as its independent accountants for the fiscal year ending December 29, 2002 subject to the execution of a definitive engagement letter between E&Y and the Company.

       The reports of Andersen on the financial statements of the Company for each of the fiscal years ended December 30, 2001 and December 31, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. For the fiscal years ended December 30, 2001 and December 31, 2000 and through the date of this report, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or audit scope or procedure which, if not resolved to the satisfaction of Andersen, would have caused it to make reference to the subject matter of such disagreement in its reports on the financial statements for such fiscal years. Except to the extent discussed below, there were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K for the fiscal years ended December 30, 2001 and December 31, 2000 and through the date of this report.

       As announced on April 22, 2002, the Company identified certain accounting issues at its Stockton, California broadline foodservice subsidiary impacting prior-years previously reported operating results that caused it to restate its financial statements. The issues giving rise to the restatement were not detected by the Company's internal control processes and were the result of a significant deficiency in the design or operation of the control procedures at the subsidiary, which could be deemed a material weakness in accounting controls at the subsidiary. The Company has taken steps to thoroughly investigate such deficiencies and has taken appropriate remedial actions. The Audit Committee has discussed such deficiencies with Andersen and has authorized Andersen to respond fully to related inquiries by E&Y.

       The foregoing matters were considered by Andersen in connection with their 2001 audit of the 2001 restated financial statements and did not result in any adverse opinion or disclaimer of opinion or any qualification or modification as to uncertainty, audit scope or accounting principles. Andersen's auditor's report dated June 4, 2002 contained a reference to Note 2 to the consolidated financial statements, which indicated that the Company's 2001, 2000 and 1999 consolidated financial statements had been restated.

       The Company has provided Andersen a copy of this Report and has requested Andersen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of such letter, dated June 11, 2002, is filed as an Exhibit to this Form 8-K.

       During each of the Company's two most recent fiscal years ended December 30, 2001 and the subsequent interim period through the date of this report, the Company did not consult

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E&Y with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)    Exhibits

16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 11, 2002 regarding change in certifying accountant.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                          SMART & FINAL INC.
                                          By:

Date:  June 12, 2002                             /s/ Richard N. Phegley
                                          --------------------------------------
                                                   Richard N. Phegley
                                                Senior Vice President and
                                                 Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit                                                                    Page
  No.                              Description                              No.
-------   --------------------------------------------------------------   -----
16 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 11, 2002 regarding change in certifying
          accountant                                                         6

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